EVERS &  HENDRICKSON  LLP
_______________________
155  MONTGOMERY STREET, 12TH FLOOR, SAN FRANCISCO, CA 94104     WILLIAM D. EVERS
                                                                          LAWYER

                                                           DIRECT (415) 772-8102
                                                             MAIN (415) 772-8100
                                 July  6,  1999             FAX  (415)  772-8101
                                                              evers@everslaw.com

VIA  US  MAIL
-------------
Mr.  Jon  Leonard
Chairman
California  Molecular  Electronics  Corp.
50  Airport  Parkway
San  Jose,  California  95110

Dear  Mr.  Leonard:

     This law firm consents to the incorporation of its name and its opinion letter regarding the legality of the securities being cleared for registration with the Securities and Exchange Commission pursuant to a Registration Statement on Form SB-2.

                                   Sincerely,

                            /s/  EVERS & HENDRICKSON, LLP
                            -----------------------------
                            EVERS & HENDRICKSON, LLP




                          By: William D. Evers, Partner

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the use of this Registration Statement on Form SB-2 of our report dated March 3, 1999 relating to the financial statements of California Molecular Electronics Corp., which appears in such Registration Statement.







/s/  ODENBERG,  ULLAKKO,  MURANISHI  &  CO.  LLP
------------------------------------------------
ODENBERG,  ULLAKKO,  MURANISHI  &  CO.  LLP
San  Francisco,  California
July  6,  1999